UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

China Automotive Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-5981 8527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2011, China Automotive Systems, Inc. (the “Company”) issued a press release announcing that, due to the delayed filing of its annual report on Form 10-K for the year ended December 31, 2010, the Company has received, as expected, a notification letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with Nasdaq Marketplace Rule 5250(c)(1), which requires timely filing of SEC periodic reports.  The notification letter was received on March 17, 2011.

The Company previously announced that it is reviewing the complex accounting treatment of the Company’s convertible notes issued on February 15, 2008.  CAAS expects that the review will be completed during the second quarter of 2011, at which time the Company will file its annual report on Form 10-K for the fiscal year ended December 31, 2010 and the amended quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010 (which will include restated comparative financial statements for the respective periods of 2009) and an amended annual report on Form 10-K for the year ended December 31, 2009.

The notification letter from NASDAQ has no immediate effect on the listing or trading of CAAS’ shares on the NASDAQ Stock Market.  Pursuant to the NASDAQ listing standards, CAAS has 60 calendar days, or until May 16, 2011, to submit a plan to NASDAQ to regain compliance with the NASDAQ Listing Rules.  If NASDAQ accepts the Company's plan of compliance, NASDAQ may grant an extension of up to 180 calendar days from the due date of the annual report on Form 10K, or until September 16, 2011, to regain compliance.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description
99.1	Press release of China Automotive Systems, Inc., dated March 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: March 21, 2011	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman